                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 12, 2002
                                                         ------------------

                                 NOVADEL PHARMA INC.
              -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE              000-23399                 22-2407152
     --------------------------------------------------------------------------
          (STATE OR OTHER          (COMMISSION             (IRS EMPLOYER
          JURISDICTION OF           FILE NUMBER)          IDENTIFICATION NO.)
            FORMATION)



  31 STATE HIGHWAY 12               FLEMINGTON,  NJ              08822
  -----------------------------------------------------------------------------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (908) 782-3431
                                                           --------------

           -----------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

ITEM 5.       OTHER EVENTS.
              ------------

     On November 12, 2002, Novadel Pharma Inc., a Delaware corporation (the "Company"), extended the expiration date of its Redeemable Common
Stock Purchase Warrants (the "Warrants") from November 18, 2002 to
November 18, 2003.

     The terms of the Warrants that have been extended are identical and otherwise will remain unchanged. The Warrants are and will continue to allow the holder thereof to purchase one share of Common Stock of the Company at an exercise price of $5.80 per share.

     Holders of the Warrants need not take any action in connection with the extension of the expiration date of the Warrants. The existing certificates will continue to represent the right to acquire shares of the Company's common stock on the same terms and conditions (other than the expiration date) as were in effect prior to the extension.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.
        --------------------------------------------------------

     (c)     Exhibits

             99     Press Release dated November 13, 2002.

ITEM 9.      REGULATION FD DISCLOSURE.
             ------------------------

     Exhibit 99 hereto sets forth a press release issued by the Company to report the extension of the Warrants and additional information about the Company.

                                   SIGNATURES
                                   ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                              NOVADEL PHARMA INC.



                              By:  /s/ Harry A. Dugger, III
                                  ------------------------
                              Name:  Harry A. Dugger, III
                              Title: President and Chief Executive
                                     Officer




Dated:  November 13, 2002